Exhibit (m)(8)

FORM OF SCHEDULE “A”

DISTRIBUTION AND SERVICES PLAN (12b-1)
OF ASTON FUNDS

Below are listed the Trust’s separate series of shares under which this Distribution and Services Plan is to be performed as of the date hereof.

ASTON FUNDS

ASTON/Cornerstone Large Cap Value Fund – Class N Shares
ASTON/Harrison Street Real Estate Fund – Class N Shares
ASTON/River Road Dividend All Cap Value Fund – Class N Shares
ASTON/River Road Small Cap Value Fund – Class N Shares
ASTON/River Road Select Value Fund – Class N Shares
ASTON/Montag & Caldwell Mid Cap Growth Fund – Class N Shares
ASTON/Anchor Capital Enhanced Equity Fund – Class N Shares
ASTON/Lake Partners LASSO Alternatives Fund – Class N Shares
ASTON/Barings International Fund – Class N Shares
ASTON/Herndon Large Cap Value Fund – Class N Shares
ASTON/LMCG Small Cap Growth Fund – Class N Shares
ASTON/River Road Independent Value Fund – Class N Shares
ASTON/River Road Long-Short Fund – Class N Shares
ASTON/DoubleLine Core Plus Fixed Income Fund – Class N
ASTON/Silvercrest Small Cap Fund – Class N Shares
ASTON/River Road Dividend All Cap Value Fund II – Class N Shares
ASTON/LMCG Emerging Markets Fund – Class N Shares
ASTON/Pictet International Fund – Class N Shares
ASTON/Guardian Capital Global Dividend Fund – Class N Shares
ASTON/Fairpointe Focused Equity Fund – Class N Shares
ASTON/TAMRO International Small Cap Fund – Class N Shares

This Schedule “A” may be amended from time to time upon approval of the Board of Trustees of the Trust including a majority of the Disinterested Trustees and, if required, by vote of a majority of the outstanding shares of beneficial interest affected.

As of June 21, 2001
As amended: December 20, 2001
As amended: March 21, 2002
As amended: December 19, 2002
As amended: February 17, 2003
Approved: December 18, 2003
As amended: December 16, 2004
As amended: June 16, 2005
As amended: September 21, 2006
As amended: November 30, 2006
As amended: February 19, 2007
As amended: June 21, 2007
As amended: September 20, 2007
As amended: December 20, 2007
As amended: February 18, 2008
As amended: March 20, 2008
As amended: December 17, 2009
As amended: March 18, 2010

As amended: June 24, 2010
As amended: September 17, 2010
As amended: December 17, 2010
As amended: July 13, 2011
As amended: December 15, 2011
As amended: December 21, 2011
As amended: December 21, 2011
As amended: June 22, 2012
As amended: March 26, 2013
As amended:  April 9, 2014
As amended:  ________, 2014